UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Director Compensation. On June 12, 2009, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) approved the recommendation of the Governance and Nominating Committee to compensate each non-employee director of the Company in the amount of $160,000 for services for the period from the current year’s Annual Meeting of Stockholders (June 12, 2009) until the next year’s Annual Meeting of Stockholders (the “Annual Period”). Additional compensation of $20,000 for the Annual Period was approved for each of the chairman of the Audit Committee, the chairman of the Compensation Committee and the Lead Director. Additional compensation of $10,000 for the Annual Period was approved for the chairman of the Governance and Nominating Committee. Compensation will be paid, at the election of the director, either 100% in shares of restricted stock of the Company or 50% in cash and 50% in shares of restricted stock of the Company. If a director elects to receive 50% of his or her compensation in cash, such cash payments will be made quarterly as of the 15th day of August, November, February and May, beginning on August 15, 2009. Payment in the form of restricted stock will be made June 15, 2009 (the “Date of Grant”), and the number of shares granted will be determined by the closing price of the Company’s common stock as reported on the NYSE Amex on the Date of Grant. Vesting of the restricted stock will occur in full on the first anniversary of the Date of Grant. A summary of the compensation to be paid to non-employee directors is attached hereto as Exhibit 10.1.

Amendment No. 4 to the 2003 Stock Incentive Plan. Amendment No. 4 to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan, as amended (the “2003 Plan”) was adopted by the Board and the Company’s stockholders, as described in Item 5.02 below, which description is incorporated in this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment No. 4 to the 2003 Stock Incentive Plan. The Board unanimously adopted, subject to stockholder approval, Amendment No. 4 (“Amendment No. 4”) to the 2003 Plan. Amendment No. 4 increases the number of shares of common stock available for issuance under the 2003 Plan from 11,000,000 shares to 21,000,000 shares (subject to adjustment for stock dividends, stock splits and certain other changes in capitalization, pursuant to the terms of the 2003 Plan), increases the maximum number of shares that can be granted to any one individual during a calendar year from 1,000,000 to 3,000,000 shares of common stock, increases the aggregate cash awards that may be payable to an individual during any calendar year from $10 million to $25 million and adds an additional business criterion relating to contracted LNG quantity to the list of permissible business criteria pursuant to which performance awards may be granted under the 2003 Plan. The Board presented Amendment No. 4 to the stockholders and recommended that the stockholders approve Amendment No. 4 at the Annual Meeting of Stockholders (the “Annual Meeting”). Amendment No. 4 received an affirmative vote of the majority of the shares entitled to vote on such matter and present at the Annual Meeting and was approved by the stockholders effective as of June 12, 2009. Information regarding Amendment No. 4 was reported in the Company’s 2009 Proxy Statement and Amendment No. 4 was filed as Appendix B to the Company’s 2009 Proxy Statement. The foregoing description of Amendment No. 4 is qualified in its entirety by the actual amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits (filed herewith)

Exhibit Number	Description
10.1	Summary of Compensation to Non-Employee Directors

10.2	Amendment No. 4 to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: June 15, 2009	By:	/s/ Meg A. Gentle
	Name:	Meg A. Gentle
	Title:	Senior Vice President and Chief Financial Officer